Exhibit 5.1

1345 AVENUE OF THE AMERICAS, 11th FLOOR NEW YORK, NY 10105 TELEPHONE: (212) 370-1300 FACSIMILE: (212) 370-7889 www.egsllp.com

April 22, 2026

The Elmet Group Co.

2 Portland Fish Pier

Portland, ME 04101

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to The Elmet Group Co., a Delaware corporation (the “Company”), in connection with the filing by the Company of a registration statement on Form S-1 (the “Rule 462(b) Registration Statement”) with the Securities Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”) covering an underwritten public offering of up to 1,642,857 additional shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), including 214,286 Shares issuable pursuant to the exercise of the underwriters’ option to purchase additional shares of Common Stock. The Rule 462(b) Registration Statement incorporates by reference the registration statement on Form S-1, as amended (Registration Statement No. 333-294725), initially filed with the Commission under Act on March 30, 2026, and declared effected April 22, 2026 (the “Registration Statement”), registering $115,000,000 shares of the Company’s Common Stock, including shares of Common Stock issuable pursuant to the exercise of the underwriters’ option to purchase additional shares of Common Stock, to be sold to the Underwriters as contemplated by the Registration Statement, including the prospectus that is part of the Registration Statement (the “Prospectus”).

The Shares are to be sold by the Company to the Underwriters pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and underwriters to be named therein, of which Cantor Fitzgerald & Co. is acting as representative. The Shares are to be offered and sold in the manner described in the Registration Statement and the Prospectus.

For purposes of rendering the opinions set forth below, we have examined such documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion including (i) the Rule 462(b) Registration Statement, including the exhibits filed therewith, (ii) the Registration Statement, (iii) the Prospectus, (iv) the Company’s Second Amended and Restated Certificate of Incorporation, (v) the Company’s Bylaws, (vi) the form of Amended and Restated Bylaws, filed as an exhibit to the Registration Statement, which will be in effect upon the consummation of the offering contemplated by the Rule 462(b) Registration Statement, (vii) the form of Underwriting Agreement filed as an exhibit to the Registration Statement and (vii) the corporate resolutions and other actions of the Company that authorize and provide for the filing of the Registration Statement and the Rule 462(b)Registration Statement, and we have made such other investigation as we have deemed appropriate. We have not independently established any of the facts so relied on.

We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on (other than the Company) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party.

Based on the foregoing, we are of the opinion that, when the Rule 462(b) Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Rule 462(b) Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

We express no opinion as to matters governed by any laws other than the Delaware General Corporation Law, the laws of the State of New York and the federal laws of the United States of America, as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Rule 462(b) Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP
Ellenoff Grossman & Schole LLP